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                                                                     EXHIBIT 3.2



                                 FIRST AMENDMENT
                                     TO THE
                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                            THE CONCOURS GROUP, INC.

         The Concours Group, Inc. (the "Corporation"), a corporation organized and existing under the General corporation Law of the State of Delaware, as amended (the "DGCL"), hereby certifies that:

         FIRST: All of the directors of the Corporation have executed a Unanimous Written Consent of Directors of the Corporation in accordance with the provisions of Section 141(f) of the DGCL, in which they adopted, among others, the following resolution with respect to the proposed amendment of the Amended and Restated Certificate of Incorporation of the Corporation (the "Amendment"):

         RESOLVED, that the Amended and Restated Certificate of Incorporation of the Corporation be amended to add to the end of Article Thirteen the following sentence:

         "The Board of Directors is expressly authorized to adopt, amend or repeal the bylaws of the Corporation, without any action on the part of the holders of the Corporation's Common Stock, except as may be otherwise provided by applicable law or the bylaws of the Corporation."

         SECOND: The holders of all of the outstanding stock of the Corporation entitled to vote thereon have executed and delivered to the Corporation a written consent of stockholders, in accordance with the provisions of Section 228 of the DGCL, in which they adopted a resolution authorizing and approving the Amendment.

         THIRD: The Amendment was duly adopted in accordance with the provisions of Sections 141, 228 and 242 of the DGCL.


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         IN WITNESS WHEREOF, the Corporation has caused this First Amendment to the Amended and Restated Certificate of Incorporation to be executed by Dr. Ron Christman as President and Secretary, on March 15, 2000.


                                                THE CONCOURS GROUP, INC.


                                                By:
                                                   -----------------------------
                                                   Dr. Ron Christman
                                                   President and Secretary


         I, the undersigned, for the purpose of amending the Amended and Restated Certificate of Incorporation of the Corporation, do make, file and record this Amendment and do certify that the facts herein stated are true, and I have accordingly hereto set my hand this 8th day of March, 2000.


                                                --------------------------------
                                                Dr. Ron Christman